Exhibit 10.8

FIRST AMENDMENT AND LIMITED WAIVER TO
LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

     THIS FIRST AMENDMENT AND LIMITED WAIVER TO LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (this “Amendment”) is entered into as of March 15, 2005, among FLOWSERVE B.V., a company organized under the laws of the Netherlands (“Company”), FLOWSERVE CORPORATION, a New York corporation (“Parent”), the Material Subsidiaries (as defined in the Agreement) (each of Parent and each Material Subsidiary a “Guarantor” and collectively, the “Guarantors”), the LENDERS (hereinafter defined), and CALYON NEW YORK BRANCH, a duly licensed branch under the New York Banking Law of a foreign banking corporation organized under the laws of the Republic of France, as Administrative Agent (hereinafter defined) for itself and the other Lenders.

     Reference is made to the Letter of Credit and Reimbursement Agreement, dated as of the 28th day of July, 2004 (as amended to date, the “Agreement”), among Company, Guarantors, Administrative Agent, and the Lenders party thereto. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meaning set forth in the Agreement; all Section references herein are to Sections in the Agreement; and all Paragraph references herein are to Paragraphs in this Amendment.

RECITALS

     A. Pursuant to Sections 7.4(a)(i) and (iii) of the Agreement, Parent is required to deliver the audited financial statements, opinion, and the accountants’ certificate referred to therein within 100 days after the end of each fiscal year;

     B. Pursuant to Sections 7.4(b)(ii) and (v) of the Agreement, Company is required to deliver the audited financial statements, opinion, and accountants certificate referred to therein within 210 days after the end of each fiscal year;

     C. Company has requested that Determining Lenders waive compliance with such requirements under Sections 7.4(a)(i) and (iii) and 7.4(b)(ii) and (v) of the Agreement with respect to the fiscal year ended December 31, 2004, until September 30, 2005, and any consequences resulting from such non-compliance during such period; and

     D. Company and Lenders desire to amend the Agreement to permit senior unsecured debt and to modify certain of its financial definitions as set forth below.

     Accordingly, for adequate and sufficient consideration, the parties hereto agree as follows:

1. Amendments to Agreement.

     a. The definition of “Consolidated EBITDA” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

     “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any

First Amendment and Limited Waiver to
Letter of Credit and Reimbursement Agreement

extraordinary losses or extraordinary non-cash charges for such period, (v) the amount of premium payments made by Parent or its Subsidiaries associated with the repurchase or prepayment of the Subordinated Notes from the proceeds of the Fall 2001 Equity Issuance and the amount of such premium payments and unamortized fees associated with any further repurchase or prepayment of the Subordinated Notes to the extent such repurchase or prepayment is permitted hereunder, (vi) integration and restructuring charges in connection with the IDP Transactions and taken with respect to periods ended on or prior to December 31, 2001, (vii) integration and restructuring charges in connection with the Acquisition and taken with respect to periods ended on or prior to June 30, 2004, in an aggregate amount not to exceed $40,000,000, and (viii) restructuring and integration charges taken with respect to periods beginning on July 1, 2003 and ended on or prior to December 31, 2004, in an aggregate amount not to exceed $15,000,000, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

     b. The definition of “Consolidated Interest Expense” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

     “Consolidated Interest Expense” means, for any period, for the Parent and its Subsidiaries on a consolidated basis, the sum, without duplication, of: (a) all interest, premium payments, fees, charges, and related expenses payable by the Parent and its Subsidiaries in connection with borrowed money(including capitalized interest) (other than premium payments associated with the repurchase or prepayment of the Subordinated Notes from proceeds of the Fall 2001 Equity Issuance and premium payments and unamortized fees associated with any further repurchase or prepayment of the Subordinated Notes to the extent such repurchase or prepayment is permitted hereunder) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and payable in cash, (b) the portion of rent payable by the Parent and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP and payable in cash, and (c) all fees, discounts, premiums, expenses, or similar amounts incurred by the Parent or any of its Subsidiaries in connection with the Receivables Program for such period, including purchase discounts (net of any loss reserves), purchase premiums, operating expense fees, structuring fees, collection agent fees, unutilized purchase limit fees, and other similar fees and expenses.

     c. The definition of “New Subordinated Debt” in Section 1.1 of the Agreement amended and restated in its entirety as follows:

     “New Unsecured Debt” means Indebtedness having the following characteristics: (i) the obligors shall be the Parent and/or Flowserve Finance B.V., (ii) such Indebtedness shall be unsecured, (iii) if such Indebtedness is subordinated, such Indebtedness shall be subordinated in right of payment to the Obligations in a manner reasonably acceptable to Administrative Agent, (iv) such Indebtedness shall not have any scheduled payment of principal, scheduled prepayment, scheduled mandatory redemption or sinking fund payment prior to December 31, 2009, (v) such Indebtedness shall not contain any provision prohibiting the creation or assumption of any Lien on any of the properties or assets of Parent or its Subsidiaries, whether then owned or thereafter acquired, or prohibiting guaranties by Parent or any of its Subsidiaries to secure payment of the Obligations or any agreement renewing, refinancing or extending the Obligations or this Agreement, (vi) the Parent shall be in compliance with Sections 8.11, 8.12 and 8.13 on a pro forma basis after giving effect to the incurrence of such Indebtedness, (vii) other terms and conditions shall be no less favorable to the Parent or its Subsidiaries or the Lenders in any material respect than the terms and conditions

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applicable to the Subordinated Notes, and (viii) such Indebtedness shall be issued pursuant to documentation reasonably satisfactory to the Administrative Agent.

     d. The definition of “Total Debt” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

     “Total Debt” means, at any time, the total consolidated Indebtedness of the Parent and its Subsidiaries at such time (excluding (a) Indebtedness under Section 8.1(k), and (b) Indebtedness of the type described in clause (i) of the definition of such term and under Section 8.1(l), except in each case to the extent of any unreimbursed drawings or payments thereunder).

     e. Section 8.1(o) of the Agreement is hereby amended and restated in its entirety to read as follows:

     (o) Indebtedness of the Parent constituting New Unsecured Debt in an aggregate principal amount not to exceed $325,000,000 or its Dollar Equivalent; provided, however, that the proceeds of any such New Unsecured Debt shall be used to redeem, repurchase, prepay, or otherwise acquire for consideration, the Indebtedness permitted under clause (i) above (including any premium payments) until repaid in full and, once repaid, such amounts referenced in clause (i) above shall no longer be permitted under this Agreement.

     f. Section 8.8 of the Agreement is hereby amended and restated in its entirety to read as follows:

     Engage at any time in any business or business activity other than the business currently conducted by the Credit Parties and business activities reasonably incidental thereto, including any activities permitted hereunder; provided, however, that the Parent shall be entitled to create a wholly-owned Subsidiary engaged solely in the business of providing the insurance coverage required under Section 7.2 hereof solely to the Credit Parties, so long as such Subsidiary is adequately capitalized to satisfy the requirements of Section 7.2 and investments therein do not exceed $1,000,000 in the aggregate (a “Captive Insurance Company”).

     g. Section 8.9(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

     (b) (i) With respect to any Credit Party, make any distribution, whether in cash, property, securities, or a combination thereof, other than regular scheduled payments of interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire, or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any subordinated Indebtedness (except the redemption or repurchase of the Subordinated Notes with the proceeds of the issuance of the New Unsecured Debt), or (ii) pay in cash any amount in respect of any Indebtedness or preferred equity interests that may at the obligor’s option be paid in kind or in other securities; provided that the Parent was permitted to repurchase and/or prepay the Subordinated Notes to the extent provided in the final proviso of Section 2.13(c) of the Original Credit Agreement.

2. Waiver of certain Financial Reporting Covenants.

     A. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of each Credit Party herein contained, the Lenders hereby temporarily waive (i) compliance with the

First Amendment and Limited Waiver to
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requirement under Sections 7.4(a)(i) and (iii) and 7.4(b)(ii) and (v) of the Agreement that the financial statements for the fiscal year ending December 31, 2004, delivered pursuant to Section 7.4(a)(i) and 7.4(b)(ii) of the Agreement are audited and accompanied by an opinion of an independent public accountant and a certificate of such accountant certifying matters set forth in Section 7.4(a)(iii) and 7.4(b)(v) of the Agreement, (ii) any consequences or further affirmative obligations of the Parent or the Company under the Agreement resulting from such noncompliance, and (iii) any Default or Event of Default arising from an event of default under any agreement or instrument evidencing or governing Material Indebtedness of the Credit Parties arising from the failure to provide similar financial information (or opinions or certifications thereof) or annual or quarterly public filings during or for the fiscal year ending December 31, 2004, or for the first three fiscal quarters of the fiscal year ending December 31, 2005; in each case, resulting from such noncompliance during the period from the Effective Date (as defined in Section 3) through and including the earlier to occur of (a) the date of delivery of audited financial statements for the fiscal year ending December 31, 2004, and the accompanying accountant’s opinion and certificate in accordance with Sections 7.4(a)(i) and (iii) and 7.4(b)(ii) and (v) of the Agreement to the Lenders, and (b) September 30, 2005 (such temporary waiver being the “Waiver”); provided, however, all waivers and accommodations made to the Credit Parties in this Waiver shall be rescinded and be null and void and of no force and effect upon the commencement by any holder of Material Indebtedness of the Credit Parties of any action, exercising rights with respect to collateral or rights to accelerate arising from any default or event of default under any agreement or instrument evidencing or governing Material Indebtedness of the Credit Parties.

     B. The Waiver shall be limited precisely as written and relates solely to the temporary noncompliance by the Parent and the Company with Sections 7.4(a)(i) and (iii) and 7.4(b)(ii) and (v) of the Agreement in the manner and to the extent described above, and nothing in this Waiver shall be deemed to:

     1. constitute a waiver of compliance by any Credit Party with respect to (i) Section 7.4(a)(i) or (iii) and 7.4(b)(ii) and (v) of the Agreement in any other instance or (ii) any other term, provision or condition of the Agreement or any other instrument or agreement referred to therein; or

     2. prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Waiver) or may have in the future under or in connection with the Agreement or any other instrument or agreement referred to therein.

     C. Except as expressly set forth herein, the terms, provisions and conditions of the Agreement shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

3. Effective Date. Notwithstanding any contrary provision, this Amendment is not effective until the date (the “Effective Date”) upon which (a) the representations and warranties in this Amendment are true and correct; (b) Administrative Agent receives counterparts of this Amendment executed by Company, each Guarantor, and Determining Lenders; (c) Company pays all reasonable costs, fees, and expenses of Administrative Agent’s counsel incurred in connection with the Loan Papers, including without limitation, all reasonable legal fees and expenses outstanding on the Effective Date; and (d) Administrative Agent shall have received payment for the account of each Lender that executes this Amendment on or before 5:00 p.m. New York time on March 15, 2005, of an amendment fee equal to 0.02% of such Lender’s Committed Sum on the Effective Date.

4. Acknowledgment and Ratification. As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, Company and each Guarantor (a) consent to the agreements in this Amendment and (b) agree and acknowledge that the execution, delivery, and performance of this

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Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of Company or Guarantors under their respective Loan Papers, which Loan Papers shall remain in full force and effect, and all Liens, guaranties, and rights thereunder are hereby ratified and confirmed.

5. Representations. As a material inducement to Lenders to execute and deliver this Amendment, Company and each Guarantor represent and warrant to Lenders (with the knowledge and intent that Lenders are relying upon the same in entering into this Amendment) that as of the Effective Date and as of the date of execution of this Amendment (after giving effect to the amendments and waiver set forth herein), (a) all representations and warranties in the Loan Papers are true and correct in all material respects as though made on the date hereof, except to the extent that (i) any of them speak to a different specific date, (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Loan Papers, or (iii) the financial statements delivered pursuant to Section 6.5 were subject to subsequent restatements, and (b) no Default or Event of Default exists other than as waived herein.

6. Delivery of Financial Statements. Parent and Company hereby agrees to provide within 100 days after the end of the fiscal year ending December 31, 2004, its unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Parent and its consolidated Subsidiaries and of Company and its consolidated Subsidiaries as of the close of the fiscal year ending 2004 and the results of its operations and the operations of such Subsidiaries during such year, and a certificate of a Financial Officer opining on or certifying such statements and certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and, setting forth the Parent’s calculation of Excess Cash Flow.

7. Expenses. Company shall pay all reasonable costs, fees, and expenses paid or incurred by Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of Administrative Agent’s counsel in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents.

8. Miscellaneous.

     8.1 This Amendment is a “Loan Paper” referred to in the Agreement, and the provisions relating to Loan Papers in Section 11 of the Agreement are incorporated in this Amendment by reference. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under New York law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

     8.2 The Loan Papers shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. On and after the Effective Date, all references to the “Agreement” shall be to the Agreement as herein amended. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of Lenders under any Loan Paper, nor constitute a waiver under any of the Loan Papers.

9. Entire Agreement. This Amendment represents the final agreement between the parties about the subject matter of this Amendment and may not be contradicted by

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evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

10. Parties. This Amendment binds and inures to Company, Guarantors, Administrative Agent, Lenders, and their respective successors and assigns.

     The parties hereto have executed this Amendment in multiple counterparts to be effective as of the Effective Date.

Remainder of Page Intentionally Blank.
Signature Pages to Follow.

First Amendment and Limited Waiver to
Letter of Credit and Reimbursement Agreement

COMPANY:

FLOWSERVE B.V.

	By:	/s/ John M. Nanos

John M. Nanos
Address for Notices:		Managing Director

5215 N. O’Connor Blvd., Suite 2300
Irving, Texas 75039
Attention: Paul Fehlman
Telephone No.: 972-443-6517
Facsimile No.: 972-445-6817

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First Amendment and Limited Waiver to Letter of Credit and Reimbursement Agreement

GUARANTORS:

Address for Notices:

5215 N. O’Connor Blvd., Suite 2300
Irving, Texas 75039
Attention: Paul Fehlman
Acting Vice President and Treasurer
Telephone No.: 972-443-6517
Facsimile No.: 972-445-6817

FLOWSERVE INTERNATIONAL B.V. FLOWSERVE REPAIR & SERVICES B.V.

By:	/s/ John M. Nanos

John M. Nanos Managing Director

FLOWSERVE S.A.

By:	/s/ John M. Nanos

John M. Nanos Chairman

FLOWSERVE FLOW CONTROL BENELUX B.V.

By:	FLOWSERVE B.V., its Managing Director

	By:	/s/ John M. Nanos

John M. Nanos Managing Director

FLOWSERVE CORPORATION

By:		/s/ Paul Fehlman

Paul Fehlman
Acting Vice President and Treasurer

FLOWSERVE DORTMUND GMBH & CO. KG

By:		FLOWSERVE DORTMUND VERWALTUNGS-GMBH, its General Partner

	By:	/s/ John M. Nanos

John M. Nanos Managing Director

FLOWSERVE BELGIUM N.V.

By:		/s/ John M. Nanos

John M. Nanos Director

By:		/s/ Jan van Rens

Jan van Rens
Managing Director

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First Amendment and Limited Waiver to Letter of Credit and Reimbursement Agreement

ADMINISTRATIVE AGENT, ISSUING LENDER, AND A LENDER:

CALYON NEW YORK BRANCH

By:	/s/ Philippe Soustra

Name: Philippe Soustra Title: Senior Vice President

By:	/s/ Attila Coach

Name: Attila Coach Title: Managing Director

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First Amendment and Limited Waiver to Letter of Credit and Reimbursement Agreement

LENDER:

ABN AMRO BANK N.V.

By:	/s/ Terrence J. Ward

Name: Terrence J. Ward Title: Senior Vice President

By:	/s/ Agnacio Pineros

Name: Agnacio Pineros Title: Vice President

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First Amendment and Limited Waiver to Letter of Credit and Reimbursement Agreement

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ John Pocalyko

Name: John Pocalyko Title: Senior Vice President

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First Amendment and Limited Waiver to Letter of Credit and Reimbursement Agreement

LENDER:

BANK OF TOKYO-MITSUBISHI, LTD.

By:	/s/

Name: Title:

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First Amendment and Limited Waiver to Letter of Credit and Reimbursement Agreement

LENDER:

CITICORP NORTH AMERICA, INC.

By:	/s/ Cornelius Mahon

Name: Cornelius Mahon Title: Vice-President

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First Amendment and Limited Waiver to Letter of Credit and Reimbursement Agreement

LENDER:

CRÉDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Anthony Rock

Name: Anthony Rock Title: Vice President

By:	/s/ Brian O’Leary

Name: Brian O’Leary Title: Vice President

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First Amendment and Limited Waiver to Letter of Credit and Reimbursement Agreement

LENDER:

CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH

By:	/s/ James Moran

Name: James Moran Title: Managing Director

By:	/s/ Denise L. Alvarez

Name: Denise L. Alvarez Title: Associate

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First Amendment and Limited Waiver to Letter of Credit and Reimbursement Agreement

LENDER:

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Robert Gallagher

Name: Robert Gallagher Title: Senior Vice President

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First Amendment and Limited Waiver to Letter of Credit and Reimbursement Agreement

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Nathan R. Rantala

Name: Nathan R. Rantala Title: Vice President

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First Amendment and Limited Waiver to Letter of Credit and Reimbursement Agreement